UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2007

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Technology Drive, Westborough, MA	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 836-4200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In connection with the acquisition of Windtec by American Superconductor Corporation (“AMSC” or the “Company”) on January 5, 2007, the Company is hereby providing updated unaudited condensed combined pro forma financial results for the year ended March 31, 2007, following the filing of pro forma financial results for the periods ended March 31, 2006 and December 31, 2006 via Form 8-K/A on March 23, 2007 and June 14, 2007 (as restated). The unaudited condensed combined pro forma statement of operations for the year ended March 31, 2007 gives effect to the acquisition as if the transaction had occurred as of April 1, 2006, but does not purport to show what the results of operation actually would have been if the transaction had occurred as of such date.

The unaudited condensed combined pro forma statement of operations reflects the results of AMSC for the full fiscal year ended March 31, 2007, inclusive of Windtec’s post-acquisition results for the period January 5, 2007 through March 31, 2007, and the stand-alone results of Windtec for the approximately nine-month period from April 1, 2006 through January 4, 2007. The unaudited condensed combined pro forma balance sheet as of March 31, 2007 has been omitted since the audited consolidated balance sheet of the Company as of March 31, 2007 (inclusive of Windtec) is included in our Annual Report on Form 10-K filed on June 14, 2007.

The accompanying condensed combined pro forma statement should be read in conjunction with the Company’s Current Report on Form 8-K/A filed on June 14, 2007 and the Company’s Annual Report on Form 10-K filed on June 14, 2007.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

(i)	The unaudited condensed combined pro forma statement of operations of the Company for the year ended March 31, 2007 and accompanying notes are filed as Exhibit 99.1 to this Form 8-K.

(d)	Exhibits

The unaudited condensed combined pro forma statement of operations of the Company for the year ended March 31, 2007 and accompanying notes are filed as Exhibit 99.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 20, 2007

AMERICAN SUPERCONDUCTOR CORP.

By:	/s/ Thomas M. Rosa
Thomas M. Rosa Vice President and Chief Financial Officer